Exhibit 3.96

ERE]

Business ID: 879300
Date Filed: 10/05/2005 05:00 PM
Eric Clark
Secretary of State

OFFICE OF THE MISSISSIPPI S
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Articles of Incorporation

755235A

The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. Type of Corporation

⇒ [x] Profit [ ] Nonprofit

2. Name of the Corporation

⇒ East Beach Development Corporation

3. The future effective date is (Complete if applicable)

⇒ **4. FOR NONPROFITS ONLY:** The period of duration is [ ] years or [ ] perpetual

5. FOR PROFITS ONLY: The Number (and Classes) if any of shares the corporation is authorized to issue is (are) as follows

Classes	# of Shares Authorized	If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:
Common	1,000	(See Attached)

6. Name and Street Address of the Registered Agent and Registered Office is

⇒ Name: Corporation Service Company

⇒ Physical Address: 506 South President Street

⇒ P.O. Box:

⇒ City, State, ZIP5, ZIP4: Jackson | MS | 39201 -

7. The name and complete address of each incorporator are as follows

⇒ Name: Laurie Butler

⇒ Street: C/O Corporation Service Company 2730 Gateway Oaks Dr Suite 100

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Incorporation

⇒ City, State, ZIP5, ZIP4	Sacramento	CA	95833
⇒ Name			
⇒ Street			
⇒ City, State, ZIP5, ZIP4			-
⇒ Name			
⇒ Street			
⇒ City, State, ZIP5, ZIP4			-
⇒ Name			
⇒ Street			
⇒ City, State, ZIP5, ZIP4			-

755235A

⇒ **8. Other Provisions** ☐ See Attached

9. Incorporators' Signatures (please keep writing within blocks)

Laurie Butler c/o Corporation Service Company 2730 Gateway Oaks Drive Suite 100 Sacramento, CA 95833	[signature]